Exhibit 10.30

[WarehouseBank, a Unit of GMAC Bank Letterhead]

September 23, 2003

E-Loan
5875 Arnold Road
Dublin, CA 94569

Re: Sale of Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to the Warehouse Credit Agreement which we have entered into with you on November 1, 2001 (the "Credit Agreement").

We wish to notify you that we desire to exercise our rights under Section 11.03 of the Credit Agreement and sell to GMAC Mortgage Corporation, a Pennsylvania corporation ("GMACM") all of our rights and obligations under the Credit Agreement. Pursuant to such sale, GMACM shall be entitled to all of the rights and benefits of, and shall be solely responsible for the performance of the obligations and liabilities of, "Lender" thereunder.

So that we may maintain a record or your receipt of this letter for our files, kindly execute the enclosed copy of this letter where indicated below and return it to the undersigned.

Sincerely,

/s/

John Doulong

Sr. Vice President

The foregoing is accepted and agreed to this 24th day of September, 2003.

E-LOAN, INC.

By: /s/ Joseph Kennedy

President